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                                                                   EXHIBIT 10.17

                                 RES-CARE, INC.
                  NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of this 1st day of July, _____, by and between RES-CARE, INC., a Kentucky corporation (the "Company") and ______________, a non-employee director of the Company ("Optionee").

      RECITALS:

      WHEREAS, the Res-Care, Inc. 2000 Non-Employee Directors Stock Ownership Incentive Plan (the "Plan") for certain non-employee directors of the Company (`Director or Directors") was adopted July 21, 2000;

      WHEREAS, pursuant to the Plan, Optionee is granted an option to purchase shares of the common stock, no par value ("Common Stock"), of the Company under the terms and conditions of the Plan;

      NOW, THEREFORE, in consideration of the premises, mutual covenants and other good and valuable consideration, the Company and Optionee agree as follows:

      1. GRANT OF THE OPTION; EXERCISE PRICE. The Company hereby grants to Optionee, as a matter of separate inducement and agreement in connection with Optionee's service as a Director of the Company, and not in lieu of any other compensation for Optionee's services, the right and option to purchase (the "Option") all or any part of an aggregate of 4,500 shares of Common Stock ("Option Shares") on the terms and conditions set forth herein and in the Plan, subject to adjustment as provided in Section 7, at a purchase price of $____ per share (the "Option Exercise Price"). Company and Optionee consider the Option Price to be not less than Fair Market Value (as defined in the Plan) of the Common Stock on the date hereof, the date on which the Option was granted to Optionee ("Option Date").

      2. EXERCISE OF THE OPTION. The Option may be exercised at any time, and from time to time, during a five-year period commencing July 1, ______, to and including July 1, ______ (the "Termination Date"), on a cumulative basis, in accordance with the following Schedule; provided, however, that the Optionee continues to serve as a Director of the Company as of such dates:

Date on and After Which    % of Total Option Shares
  Option is Exercised        Which May Be Purchased
-----------------------    ------------------------
     July 1, ____                    25%
     July 1, ____                    50%
     July 1, ____                    75%
     July 1, ____                   100%

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If Optionee ceases to be a Director of the Company as defined in the Plan for any reason, Optionee shall have no rights with respect to that portion of the Option which is not then exercisable pursuant to the Schedule and Optionee shall automatically forfeit that portion of the Option that is not then exercisable.

      3. PARTIAL EXERCISE. Subject to the limitations expressed herein, the Option may be exercised with respect to all or a part of the Option Shares that are currently exercisable; provided, however, that no partial exercise of the Option shall result in the issuance of fractional Option Shares.

      4. CONDITIONS TO EXERCISE OF THE OPTION.

          (a) EXERCISE OF THE OPTION. Subject to the provisions of Section 3, Optionee may exercise the Option by delivering written notice ("Notice") of exercise in substantially the form of Exhibit A or an equivalent to the Secretary of the Company at the Company's principal executive office specifying the number of Option Shares to be purchased, accompanied by payment in full of the Exercise Price in accordance with Section 4(b).

          (b) PAYMENT OF EXERCISE PRICE. The Company shall accept as payment for the Exercise Price either 1) cash, or 2) a check payable to the order of the Company in the amount of the Exercise Price multiplied by the number of shares for which the Option is being exercised, or 3) any other form of payment established under the Plan.

          (c) DELIVERY OF SHARES ON EXERCISE. As soon as practicable after receipt of the Notice and payment of the Exercise Price, the Company shall deliver to Optionee, without transfer or issuance tax or other incidental expense to Optionee, at the office of the Company, or at such other place as may be mutually acceptable, or, at the election of the Company, by certified mail addressed to Optionee at Optionee's address shown in the records of the Company, a certificate or certificates for the number of shares of Common Stock set forth in the Notice and for which the Company has received payment in the manner prescribed herein. The Company may postpone such delivery until it receives satisfactory proof that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. If Optionee fails to accept delivery of all or any part of the number of shares of Common Stock specified in such notice upon tender of delivery thereof, Optionee's right to exercise the Option for such undelivered shares may be terminated by the Company.

      5. OPTION NOT TRANSFERABLE EXCEPT IN EVENT OF DEATH. During Optionee's lifetime, the Option shall be exercisable only by Optionee or a duly appointed guardian or personal representative, and neither the Option nor any right hereunder shall be transferable other than by will or the laws of descent and distribution except as otherwise

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provided in the Plan. The Option may not be subject to execution or other similar process. If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of Optionee's rights hereunder, except as provided herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to Optionee and it shall thereupon become null and void.

      6. EXERCISE OF THE OPTION UPON TERMINATION OF DIRECTOR RELATIONSHIP. In the event Optionee shall cease to be a Director of the Company, the Option shall expire at the earlier of the expiration of the Termination Date or the following:

            (i) Ninety days after Optionee ceases to be a member of the Board due to any reason other than Retirement, death or Disability;

            (ii) one year after Optionee's Retirement, determination of Optionee's Disability or Optionee's death.

      7. ADJUSTMENT TO OPTION SHARES. The number and/or class of Option Shares shall be subject to adjustment as provided in Article 4.2 of the Plan.

      8. AGREEMENT DOES NOT GRANT MEMBERSHIP RIGHTS. The grant of the Option shall not be construed as giving Optionee the right to continued membership on the Board, renomination by the Board or re-election by the shareholders of the Company.

      9. MISCELLANEOUS.

          (a) NO RIGHTS AS SHAREHOLDER. Optionee shall have no rights to dividends (other than the adjustment rights in Section 4.2 of the Plan) or other rights of a shareholder with respect to Option Shares unless and until Optionee has given the Notice and paid in full for such Option Shares.

          (b) WITHHOLDING. Upon exercise of the Option, the Optionee shall pay any federal, state or local withholding taxes attributable to any exercise of the Option prior to issuance of such shares, as provided in the Plan.

          (c) INCORPORATION OF PLAN. This Agreement is and shall be in all respects subject to the terms and conditions of the Plan, a copy of which Optionee acknowledges receiving prior to the execution hereof. The rights of Optionee and the obligations of the Company hereunder are subject to compliance with the terms and conditions of the Plan. Any decision made, or action taken, by the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

          (d) CAPTIONS. The captions and section headings used herein are for convenience only, shal10 l not be deemed part of this Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph of this Agreement.

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              (e) GOVERNING LAW; CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky.

              (f) DEFINED TERMS. All defined terms used herein which are defined in the Plan, shall have the meanings set forth in the Plan, unless a different meaning is plainly required by the context.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      RES-CARE, INC.
                                      (the "Company")

                                      __________________________________________
                                      Ronald G. Geary
                                      President and Chief Executive Officer

                                      ____________________
                                      ("Optionee")

                                      ____________________

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                                   EXHIBIT "A"

Res-Care, Inc.
10140 Linn Station Road
Louisville, KY 40223

      RE: Exercise of Incentive Stock Option

      Pursuant to the 2000 Nonemployee Directors Stock Ownership Incentive Plan of Res-Care, Inc. (the "Company"), and the Stock Option Agreement dated ___________________ between the Company and the undersigned, the undersigned hereby elects to exercise the option granted thereunder to purchase an aggregate of __________ shares of Common Stock of the Company (the "Option Shares"). As payment of the exercise price for the Option Shares, enclosed herewith is a check payable to Res-Care, Inc. in the amount of $______________. I understand the holding periods that apply to a disposition of this stock and that I must notify the Company if i dispose of this stock in a "Disqualifying Disposition" as described in the Summary Description of the Incentive Plan.


                                                 _______________________________